Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

TOYO Co., Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares	(1)	457(o)		$		$0.0001381	$
Fees to be Paid	Debt	Debt Securities	(2)	457(o)				0.0001381
Fees to be Paid	Other	Warrants	(3)	457(o)				0.0001381
Fees to be Paid	Other	Rights	(4)	457(o)				0.0001381
Fees to be Paid	Other	Units	(5)	457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(6)	457(o)		$	$200,000,000.00	0.0001381		$27,620.00

Total Offering Amounts:							$200,000,000.00			27,620.00
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$27,620.00

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Offering Note(s)

(1)	Omitted pursuant to General Instruction II.C to Form F-3. There are being registered under this Registration Statement such indeterminate number of ordinary shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase ordinary shares, and/or debt securities, such indeterminate number of rights to purchase ordinary shares and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate offering price not to exceed $200,000,000.
(2)	Omitted pursuant to General Instruction II.C to Form F-3. There are being registered under this Registration Statement such indeterminate number of ordinary shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase ordinary shares, and/or debt securities, such indeterminate number of rights to purchase ordinary shares and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate offering price not to exceed $200,000,000.
(3)	Omitted pursuant to General Instruction II.C to Form F-3. There are being registered under this Registration Statement such indeterminate number of ordinary shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase ordinary shares, and/or debt securities, such indeterminate number of rights to purchase ordinary shares and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate offering price not to exceed $200,000,000.
(4)	Omitted pursuant to General Instruction II.C to Form F-3. There are being registered under this Registration Statement such indeterminate number of ordinary shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase ordinary shares, and/or debt securities, such indeterminate number of rights to purchase ordinary shares and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate offering price not to exceed $200,000,000.
(5)	Omitted pursuant to General Instruction II.C to Form F-3. There are being registered under this Registration Statement such indeterminate number of ordinary shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase ordinary shares, and/or debt securities, such indeterminate number of rights to purchase ordinary shares and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate offering price not to exceed $200,000,000.
(6)	Omitted pursuant to General Instruction II.C to Form F-3. There are being registered under this Registration Statement such indeterminate number of ordinary shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase ordinary shares, and/or debt securities, such indeterminate number of rights to purchase ordinary shares and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate offering price not to exceed $200,000,000.

Pursuant to Rule 457(o) under the Securities Act, the registration fee is calculated based on the maximum aggregate offering price.